Exhibit 10.1

REDEMPTION AGREEMENT

This Agreement (the “Agreement”) is made as of the 3rd day of August, 2007 by and between SRKP 5, Inc., a Delaware corporation having its offices at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308 (the “Issuer”) and Thomas Poletti, with an address at c/o Kirkpatrick & Lockhart Preston Gates Ellis LLP, 10100 Santa Monica Blvd., 7th Floor, Los Angeles, CA 90067 (the “Seller”).

WITNESSETH:

WHEREAS, the Seller is the owner of 243,000 shares of the Issuer’s common stock, par value $.0001 per share (“Common Stock”); and

WHEREAS, the Seller desires to sell to the Issuer, and the Issuer desires to purchase from the Seller, all 243,000 shares of Common Stock owned by the Seller (the “Shares”), on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

17 Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Issuer, and the Issuer shall purchase the Shares from the Seller for an aggregate purchase price (the “Purchase Price”) equal to two thousand two hundred fifty dollars ($2,250.00).

18 Closing. The purchase and sale of the Shares shall take place upon execution and delivery of this Agreement (the “Closing”), to be held at such time and place as shall be determined by the parties. At the Closing, the Seller shall deliver to the Issuer certificates for the Shares, duly endorsed in form for transfer to the Issuer and the Issuer shall pay the Purchase Price for the Shares.

19 Representations of Seller.

19.1 Seller has all necessary power and authority to enter into and to perform his obligations hereunder. This Agreement constitutes the valid and binding obligation of Seller, enforceable against him in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

19.2 Seller owns all rights, titles and interests in and to, and has the rights to transfer to the Issuer, in connection with the redemption provided for herein, all of the Shares being redeemed by the Issuer, pursuant to the terms of this Agreement, free and clear of all liens, security interests, charges and other encumbrances.

20 Representations of Issuer

20.1 The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

20.2 The Issuer has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Issuer of this Agreement have been duly authorized by all necessary action on the part of the Issuer and its board of directors. This Agreement constitutes the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

21 Miscellaneous. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

/s/ Thomas Poletti THOMAS POLETTI
SRKP 5, INC. By: /s/ Richard Rappaport Richard Rappaport, President